This document constitutes part of a prospectus covering securities Exhibit 10.4 that have been registered under the Securities Act of 1933.

Deferred Compensation Program
for Directors
Effective January 25, 2017

TABLE OF CONTENTS

Page

Deferred Compensation Program for Directors        1
General        1
Effective Dates        1
Participants        1
Mandatory Deferrals        1
Elective Deferrals        2
Earnings on Accounts        3
Time and Manner of Making Elective Deferrals        4
Payment of Deferred Compensation        4
Election of Time of Payment        4
Changes in Election of Timing of Payment        5
Payment Following Termination of Service        5
Accelerated Payment        6
Payment on Death        6
Change in Control        6
Other Events        7
Miscellaneous Provisions        7
Withholding of Taxes        7
Rights as to Common Stock        7
Adjustments to Avoid Dilution        8
Participant’s Rights Unsecured        8
Nonassignability        8
Statement of Account        8
Administration        8
Business Days        8
Amendment and Termination        9
Notices        9
Construction; Governing Law        9
Election Form        10

Deferred Compensation Program
for Directors

1.	General

The Deferred Compensation Program for Directors (the "Program") was established by Air Products and Chemicals, Inc. (“Air Products” or the “Company”) to:

(a)	Provide compensation for directors in the form of Air Products’ equity securities to align the interests of directors with those of Air Products’ shareholders; and

(b)	Provide directors the opportunity to defer compensation earned as a director.

The Program is provided under the Air Products and Chemicals, Inc. Long-Term Incentive Plan (the “Plan”) and is subject to the terms thereof.

2.	Effective Dates

The Air Products and Chemicals, Inc. Deferred Compensation Plan for Directors was adopted effective as of 1 January 1980 and was thereafter amended from time to time. Effective 23 January 2003, the Plan was combined with the Long-Term Incentive Plan and offered as a program thereunder. This amended and restated Program was effective as of 20 May 2010, and was amended effective 16 July 2015, and effective as of October 1, 2016.

3.	Participants

Any director of the Company who is not an employee of the Company or of a subsidiary of the Company is eligible to participate in the Program.

4.	Mandatory Deferrals

There shall be established for each participant an Air Products Stock Account described under section 6 below to which shall be credited all compensation which is required to be paid by the Company in the form of deferred stock units in accordance with the Compensation Program for Nonemployee Directors (“Mandatory Deferrals”).

Dollar amounts to be so credited shall be converted into Air Products deferred stock units in the manner described under Section 6 below on the date specified in the Compensation Program for Non-Employee Directors.

5.	Elective Deferrals

A participant may elect to defer receipt of all or a specified portion of the compensation (exclusive of expense reimbursements) otherwise currently payable to him or her for serving on the Board of Directors of the Company, attending meetings or committee meetings thereof or performing other services in connection with the business of the Company and its subsidiaries. Such electively deferred compensation (“Elective Deferrals”) will be credited on the date the compensation is otherwise payable, to one or both of the hypothetical investment accounts (“Accounts”) described in Section 6 below. as directed by the participant:

6.	Accounts

There shall be two types of Accounts available under the Program:

(a)
An Interest Account which shall be deemed to earn interest at rates established on the first business day of each calendar quarter based upon the published average long-term yields of corporate bonds of "A" rated Industrial Companies appearing in Moody's Bond Survey or an equivalent bond rating service on such day. The Company shall credit the Interest Account with Elective Deferrals which a participant directs to the Interest Account; and

(b)
(1) An Air Products Stock Account which shall be established for each participant and shall be deemed to be invested in Air Products and Chemicals, Inc. common stock,. The Company shall credit the Air Products Stock Account with that number of units (including fractions) obtained by dividing the amount of deferred compensation to be credited to such Account by the Fair Market Value of a share of Company common stock on the second business day before the date the compensation is credited to the Air Products Stock Account. The units thus calculated are herein referred to as “Air Products deferred stock units.”

(2) Each participant’s Air Products Stock Account existing as of October 1, 2016 shall be credited with a number of “Versum deferred stock units” equal to the number of Air Products deferred stock units credited to such Account at 12:00 a.m. on October 1, 2016 divided by two, rounded up to the nearest whole share. Each “Versum deferred stock unit” shall entitle the participant to a cash payment at the time determined under Section 9 which shall be equal to the Fair Market Value of one share of the common stock of Versum Materials, Inc., a Delaware corporation listed on the New York Stock Exchange, on the second business day before the payment date.

(3) For purposes of the Program, the “Fair Market Value” of a share of common stock of Air Products or Versum Materials, Inc. on any date shall mean an amount equal to the closing sale price for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there is no such sale price quotation for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape shall be used.

7.	Earnings on Accounts

Each participant's Accounts will be credited with interest on deferred compensation credited to the Interest Account, and with dividend equivalents on deferred compensation credited to the Air Products Stock Account, as provided below, from the date credited until the last day of the month preceding payment, unless payment is made because of death, in which event interest or dividend equivalents will be credited until the date of death.

(a)	Earnings on Interest Account. Interest shall be credited and compounded quarterly.

(b)
Earnings on Air Products Stock Account. Each Air Products deferred stock unit credited to a participant’s Account shall be credited with earnings quarterly as of the last date of the quarter in an amount equal to the dividend payable during the quarter with respect to a share of Air Products common stock. Each Versum deferred stock unit credited to a participant’s Account shall be credited quarterly as of the last day of the quarter in an amount equal to the dividend payable during the quarter with respect to a share of Versum Materials, Inc. common stock. The amounts so credited shall then be converted into Air Products deferred stock units in the manner described under Section 6(b) above using the quarterly crediting date as the valuation date for determining Fair Market Value.

8.	Time and Manner of Making Elective Deferrals

An election to defer compensation must be made by a director prior to the calendar year during which such compensation is earned; provided that an initial election by a new director to defer compensation for all future services may be up to 30 days after commencing service as a director to the Company. An election shall continue in effect until the end of the participant's service to the Company as a director or until the participant modifies or revokes the election as described below, whichever shall occur first.

A participant may elect, modify, or revoke a prior election to defer compensation by completing Sections I and II of the Election Form attached hereto as Exhibit A (the “Election Form”) and returning it to the Corporate Secretary. Such Election Form shall specify:

(a)	The amount or percentage of compensation to be deferred beginning on a future date specified in the notice until such notice is revoked or modified as to future compensation; and

(b)	The percentage of the Elective Deferrals to be credited to the Interest Account and the percentage to be credited to the Air Products Stock Account.

Any modification or revocation of a prior election described in Section 8(a) or 8(b) above shall relate only to future compensation, and shall not apply to any amounts previously credited to the participant's account. A participant’s election to defer described in 8(a) may not be revoked or modified during the calendar year. Revocation or modification of a prior election to defer for a calendar year must be made no later than the close of the preceding calendar year.

9.	Payment of Deferred Compensation

No payment may be made from the participant's Accounts in respect of Elective Deferrals or Mandatory Deferrals or earnings thereon (together, “Deferred Compensation Amount”) except as provided below.

(a)
Election of Time of Payment. Within 30 days of commencing service as a director to the Company, a participant may make an election to receive distribution of his or her Deferred Compensation Amount in either a lump sum or in a specified number of consecutive annual installments (not to exceed ten), and may elect the date of payment in the case of a lump sum or the date payments commence in the case of installments. All such elections may be made by completing Section III of the Election Form and returning it to the Corporate Secretary. If a participant does not complete an Election Form specifying the timing of payment of his or her Deferred Compensation Amount within the first 30 days of service, such Deferred Compensation Amount will be paid as a lump sum in the first year after the year in which the director’s service as a director ends, and the director will be deemed, for purposes of the Program, to have so elected.

(b)
Changes in Election of Timing of Payment. A participant may change his or her election in regard to the timing of payment of his or her Deferred Compensation Amount by completing a new Election Form and returning it to the Corporate Secretary. Such a change in election of timing of payment will apply only to Deferred Compensation Amounts earned in future years, except a director may change the timing of payment for previously accrued Deferred Compensation Amounts only as follows:

(i)
A completed Election Form reflecting the desired change must be received by the Corporate Secretary’s Office no later than one year prior to the first scheduled payment of such Deferred Compensation Amounts under his or her currently effective Election Form(s);

(ii)	The change must delay the first payment by at least five years from the date the first scheduled payment otherwise would have been made; and

(iii)	The change will become effective one year from the date the Election Form is received by the Company.

(c)
Payment Following Termination of Service. The value of the Deferred Compensation Amount credited to the Interest Account of a participant's Plan account and the Fair Market Value of Versum deferred stock units credited to a participant’s Air Products Stock Account shall be paid in cash, and the value of the Air Products deferred stock units credited to a participant’s Air Products Stock Account shall be paid by delivery of a share of common stock for each unit, in each case in a lump sum or in annual installments, in accordance with the participant’s election.

All payments from a participant’s Accounts must be completed by the tenth year after the year in which service as a director terminates. All payments will be made in January of the applicable year or as soon thereafter as reasonably possible. If annual installments are to be paid, the amount of the first payment shall be a fraction of the value of the participant's Accounts as of December 31 of the year preceding payment, the numerator of which is one and the denominator of which is the total number of such installments elected. The amount of each subsequent payment shall be a fraction of the value as of the December 31 preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. If a participant has more than one payment election in effect, separate calculations shall be made for the portions of the Account to which the different payment elections apply. The number of shares of common stock to be delivered in payment from the Air Products Stock Account shall be equal to the number of Air Products deferred stock units represented by the payment owed, calculated as aforesaid, rounded up to the next whole share of common stock.

(d)
Accelerated Payment. Notwithstanding the deferral period and timing of payment determined in accordance with Sections 9(a) and (b) above, the participant’s Accounts shall be paid on an accelerated basis as follows under the circumstances described below:

(i)
Payment on Death. In the event of a participant's death, the value of his or her Interest Account and the Fair Market Value of his or her Versum deferred stock units shall be paid in cash; the value of his or her Air Products deferred stock units shall be distributed in shares of Air Products stock. Amounts shall be determined as of the date of death and shall be paid in a single payment or distribution to the participant's estate or designated beneficiary as soon as practicable following the date of death. A participant may designate a beneficiary by completing Section IV of the Election Form and returning it to the Corporate Secretary’s Office.

(ii)	Change in Control.

(A)	In the event of a “Change of Control” of the Company, as defined by the Plan, the value of a participant’s Air Products deferred stock units shall be paid to the participant in cash or Company Stock, at the discretion of the Board, as soon as practicable, but no later than 30 days after the Change in Control. If a cash payment is made, the amount shall be equal to the “Change in Control Price”, as defined by the Plan, multiplied by the number of Air Products deferred stock units credited to the participant’s Air Products Stock Account.

(B)
In the event of a Change in Control of the Company followed by a participant’s termination of service as a director of the Company, the value of the participant’s Interest Account and the Fair Market Value of his or her Versum deferred stock units, determined as of the date of termination of service as a director following or in connection with the Change in Control, shall be immediately due and payable to the participant in a single cash lump sum.

(iii)
Other Events. Upon the occurrence of any other event or conditions which permit an acceleration of payments under regulations implementing Section 409A of the Internal Revenue Code, the Corporate Secretary’s Office will distribute the value of the participants’ accounts in accordance with such regulations.

(e)	Miscellaneous Provisions.

(i)
Withholding of Taxes. The right of a participant to payments under this Program shall be subject to the Company’s obligations at any time to withhold income or other taxes from such payments including, without limitation, by reducing the number of shares of common stock to be distributed in payment of Air Products deferred stock units by the number of shares equal in value to the amount of such taxes required to be withheld.

(ii)
Rights as to Common Stock. No participant with deferred compensation credited to the Air Products Stock Account shall have rights as a Company shareholder with respect thereto unless and until the date as of which shares of common stock are issued in payment of such deferred compensation. No shares of common stock shall be issued and delivered hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with including, without limitation, compliance with the provisions of the Act and of the Securities Act of 1993, as amended, and the applicable requirements of the exchanges on which the Company’s common stock is, at the time, listed. Distributions of shares of common stock in payment under this Program may be made either from shares of authorized but unissued common stock reserved for such purpose by the Board of Directors or from shares of authorized and issued common stock reacquired by the Company and held in its treasury, as from time to time determined by, or pursuant to delegations from, the Board of Directors.

(iii)
Adjustments to Avoid Dilution. In the event of any change in the common stock of the Company or Versum Materials, Inc. by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or a rights offering to purchase common stock at a price substantially below fair market value, or other similar corporate change, including without limitation in connection with a Change in Control of the Company or Versum Materials, Inc., respectively, the value and attributes of each deferred stock unit shall be appropriately adjusted consistent with such change to the same extent as if such deferred stock units were issued and outstanding shares of common stock of the Company or Versum Materials, Inc., respectively, so as to preserve, without increasing, the value of deferred compensation credited to each participant’s Air Products Stock Account. Such adjustments shall be made by the Board of Directors and shall be conclusive and binding for all purposes of the Program.

10.	Participant's Rights Unsecured

The right of any participant to the payment of deferred compensation and earnings thereon under the Program shall be an unsecured and unfunded claim against the general assets of the Company.

11.	Nonassignability

The right of a participant to the payment of deferred compensation and earnings thereon under the Program shall not be assigned, transferred, pledged, or encumbered or be subject in any manner to alienation or anticipation.

12.	Statement of Account

Statements will be sent to participants quarterly as to the value of their Accounts as of the end of the previous quarter.

13.	Administration

The administrator of this Program shall be the Corporate Secretary of the Company. The administrator shall have authority to adopt rules and regulations for carrying out the Program and to interpret, construe, and implement the provisions thereof.

14.	Business Days

If any date specified herein falls on a Saturday, Sunday or legal holiday, such date shall be deemed to refer to the next business day thereafter.

15.	Amendment and Termination

This Program may at any time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification, or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued in his or her deferred compensation account, except as required by law.

16.	Notices

All notices to the Company under this Program shall be in writing and shall be given as follows:
Corporate Secretary
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

17.	Construction; Governing Law

This Program is intended to comply with Section 409A of the Internal Revenue Code and shall be construed, whenever possible, to be in conformity with such requirements and in accordance with the laws of the Commonwealth of Pennsylvania for all purposes without giving effect to principles of conflicts of laws.

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC. (the “Company”)
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (the “Program”)
Election Form
(For deferrals effective after 31 December 2005)

To:    Corporate Secretary
Air Products and Chemicals, Inc.

I.    Elective Deferred Compensation Amount

In accordance with the provisions of the Program, I hereby (check one):

o	Elect (or modify my prior election) to defer receipt of compensation otherwise payable to me in cash for services as a Director of the Company in the manner described below (fill in one):

$         (amount per quarter)
or
         (percentage per quarter)

o	Revoke my prior election to defer.

This election, modification, or revocation shall take effect beginning on __________________________ to affect only compensation earned on and after such date. (Must be a date after the date this Election Form is received by the Company.) Revocation or modification of a prior election may be made only for a future calendar year and must be made no later than the close of the calendar year proceeding the year for which it is effective.

II.    Investment Account for Elective Deferred Compensation Amount.

The Elective Deferred Compensation Amount is to be deemed invested in the following account(s) (enter a whole percentage from 1% to 100% in each blank, with the two percentages totaling 100%):

_____%    in the Interest Account to be paid out in the form of cash.

_____%    in the Air Products Stock Account to be distributed in the form of Air Products and Chemicals, Inc. Common Stock.

Notes:
An election to change crediting of future elective deferrals to an Interest Account or your Air Products Stock Account will be effective for the next quarter.
Under current federal securities law, it is necessary to report to the Securities and Exchange Commission the number of units credited to the Air Products Stock Account at the end of each fiscal year.

(01/125/2017)    I-9

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC.
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (the “Program”)
Election Form
(continued)

III.    Timing of Payment of Deferred Compensation Amounts (Elective and Mandatory)

COMPLETE A OR B, BUT NOT BOTH, AND C.

A.	Lump Sum Election

Deferred Compensation Amounts (if any) are to be paid to me in a lump sum (check one):

o	In the year my service as a Director ends.

o	In the ____ year after the year in which my service as a Director ends (not to exceed tenth).

B.	Installment Election

Deferred Compensation Amounts (if any) are to be paid to me in _________ (up to 10) consecutive annual installments, the first of which is to be paid in (check one):

o	The year in which my service ends.

o	_____ year after the year in which my service ends (the last installment must be paid no later than 10 years after the year in which service ends).

C.	This election shall apply to:

_____	Future year Deferred Compensation Amounts only.

_____	All Deferred Compensation Amounts.*

*    Except for initial elections made within the first 30 days of eligibility, this election will become effective as to previous Deferred Compensation Amounts one year from the date received by the Corporate Secretary’s Office. If payouts under a prior election are scheduled to commence before one year, this election is void and the prior election will control. Any modification or revocation of a prior payment election must delay commencement of the payment by five years from the date the payment otherwise would have been made.

(01/125/2017)    I-10

EXHIBIT A
AIR PRODUCTS AND CHEMICALS, INC.
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS (the “Program”)
Election Form
(continued)

IV.    Beneficiary Designation

If I die before receiving all the deferred payments due me under the Program, I understand the value of my Deferred Compensation Amounts will be paid to my estate or designated beneficiary, in a single lump sum cash payment following the date of my death. I wish to designate ____________________ as my beneficiary. (A beneficiary may be designated by delivering this Election Form to the Corporate Secretary of the Company. Beneficiary designations that are not received by the Corporate Secretary’s Office prior to the participant’s death cannot be honored.)

This Election is subject to the terms of Air Products and Chemicals, Inc. Deferred Compensation Program for Directors, as amended from time to time.

Received on the day of
on behalf of the Company.        Signature of Director

By         Date:
(Assistant) Corporate Secretary

(01/125/2017)    I-11